                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Chromatics Color Sciences International, Inc.
New York, New York


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated March 15, 1999, except for Note 6 which is as of April 15, 1999, relating to the financial statements of Chromatics Color Sciences International Inc., appearing in the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                       /s/ BDO Seidman, LLP

                                                       BDO Seidman, LLP


New York, New York
December 23, 1999